UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2008

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
  (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the previous Form 8-K and 8-K/A filed by Pomeroy IT Solutions, Inc. (the “Company”) on July 27, 2007 and September 6, 2007, respectively, relating to the termination of the employment of Stephen E. Pomeroy and the filing of a lawsuit by Mr. Pomeroy against the Company, Flagg Street Capital, LLC and certain directors and officers of the Company.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2008 the Company entered into a settlement agreement with Mr. Stephen E. Pomeroy, the Company’s former president and chief executive officer.  The Company previously reported that on August 30, 2007, Mr. Pomeroy filed a complaint in Boone County Circuit Court in Kentucky against the Company, Flagg Street Capital, LLC, Jonathan Starr, Ken Waters, Dave Boucher, Debbie Tibey, Vince Rinaldi, Kevin Gregory and Hope Griffith. The primary terms of the settlement among the parties include the dismissal of the Complaint, with prejudice; a monetary payment by the Company to Mr. Pomeroy; and a mutual release of claims among all parties including the Company, Mr. Pomeroy and the other defendants in the litigation.  The details of the settlement are confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: March 14, 2008	By: /s/ Keith R. Coogan

Keith R. Coogan, President and Chief Executive Officer